Exhibit 99.1

191 North Wacker Drive, Suite 1200	Chicago, Illinois 60606	(855) 755-9988	www.carecapitalproperties.com

CARE CAPITAL PROPERTIES TO ACQUIRE PORTFOLIO OF SIX BEHAVIORAL HEALTH HOSPITALS FOR $400 MILLION

Establishes Relationship with One of the Largest U.S. Private Behavioral Health Providers, Signature Healthcare Services

Transaction to Be Immediately Accretive

CHICAGO, IL (April 10, 2017) – Care Capital Properties, Inc. (NYSE: CCP) (“CCP” or the “Company”), a company with a diversified portfolio of triple-net leased healthcare properties focused on the post-acute sector, today announced that it has entered into a definitive agreement to acquire six behavioral health hospitals in a sale-leaseback transaction for $400 million and to fund up to $50 million in capital expenditures to finance expansion and improvements in the portfolio.  The properties are currently owned by affiliates of Signature Healthcare Services, LLC (“Signature”), one of the largest privately owned behavioral health care providers in the United States.  Upon completion of the transaction, which is expected to occur in the second quarter of 2017, CCP will lease the properties to affiliates of Signature on a ten-year triple-net basis, with five renewals of five years each.  The initial GAAP yield on the transaction is expected to be approximately 8.7%, and the investment was underwritten at 1.5x EBITDAR coverage on cash rent.

“We are extremely pleased to announce this investment in a best-in-class portfolio of purpose-built behavioral real estate with a leading operator in the space.  We are excited to establish a new relationship with Signature, which has an outstanding track record as a behavioral health care provider,” CCP Chief Executive Officer Raymond J. Lewis said.  “This accretive transaction will enable us to efficiently recycle capital from our dispositions and diversify our portfolio into a new industry sector with a strategic operator, favorable investment attributes and strong cash flows.”

Highlights of the Transaction

The portfolio is comprised of six behavioral health hospitals located in California, Arizona and Illinois.  The properties contain a total of 712 beds, and all six properties either have recently been expanded or are currently in planning or under development to increase bed capacity.  The properties primarily provide acute inpatient and outpatient psychiatric care, addiction services, geriatric psychiatric care, and child and adolescent psychiatric care.

Signature, founded in 2000, is one of the largest overall behavioral health care providers in the United States and the largest private provider of freestanding psychiatric services dedicated to behavioral health and substance abuse.  The company operates eight other acute psychiatric hospitals in addition to the portfolio to be acquired by CCP.  Signature is led by a long-tenured management team with over 150 years of combined industry experience.

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Care Capital Properties to Acquire Portfolio of Six Behavioral Health Hospitals

April 10, 2017

“We look forward to partnering with CCP on this portfolio,” Signature Chief Executive Officer Soon K. Kim, M.D., said.  “Signature is committed to the behavioral health space and will continue to invest in growing our platform through our development pipeline and by expanding existing facilities in underserved markets.  We look forward to the potential of growing our relationship with CCP.”

CCP expects to fund approximately $380 million at closing and will have an option, exercisable beginning in the fourth quarter of 2018, to purchase one additional building for an amount that is expected to be approximately $20 million.  In addition, the Company has agreed to provide up to $50 million for capital improvement projects in the portfolio over the next several years.  CCP will also have a right of first offer on future real estate investment opportunities with Signature.

The transaction will be funded through cash on hand, disposition proceeds and borrowings under the Company’s revolving credit facility.  Based on this capitalization, the full year GAAP accretion is projected to be approximately 13 cents.  The transaction is subject to regulatory approval and other customary closing conditions and there can be no assurance as to whether or when the transaction will close.  CCP expects to update its guidance on the subsequent earnings call following closing of the transaction.

More information regarding the transaction can be found on the Company’s website under the “Investors” section at www.carecapitalproperties.com/investors/Signature.

Signature has been advised in this transaction by Goldman, Sachs & Co.

About Care Capital Properties

Care Capital Properties, Inc. is a healthcare real estate investment trust with a diversified portfolio of triple-net leased properties, focused on the post-acute sector.  The Company’s skilled management team is fully invested in delivering excellent returns by forging strong relationships with shareholders, operators, and employees.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding CCP’s or its tenants’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ materially from CCP’s expectations.  Except as required by law, CCP does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause CCP’s actual future results and trends to differ materially from those anticipated are discussed in its filings with the Securities and Exchange Commission and include, without limitation: (a) the ability and willingness of CCP’s tenants, borrowers and other counterparties to satisfy their obligations under their respective contractual arrangements with CCP, including, in some cases, their obligations to indemnify, defend and hold harmless CCP from and against various claims, litigation and liabilities; (b) the ability of CCP’s tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness, and the impact of CCP’s tenants or borrowers declaring bankruptcy or becoming insolvent; (c) CCP’s ability to successfully execute its business strategy, including identifying, underwriting, financing, consummating and

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Care Capital Properties to Acquire Portfolio of Six Behavioral Health Hospitals

April 10, 2017

integrating suitable acquisitions and investments; (d) macroeconomic conditions such as a disruption in or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of competition in the markets in which CCP’s properties are located; (f) the impact of pending and future healthcare reform and regulations, including cost containment measures, quality initiatives and changes in reimbursement methodologies, policies, procedures and rates; (g) increases in CCP’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of CCP’s tenants to successfully operate CCP’s properties in compliance with applicable laws, rules and regulations, to deliver high-quality services, to hire and retain qualified personnel, to attract residents and patients, and to participate in government or managed care reimbursement programs; (i) changes in general economic conditions or economic conditions in the markets in which CCP may, from time to time, compete for investments, capital and talent, and the effect of those changes on CCP’s earnings and financing sources; (j) CCP’s ability to repay, refinance, restructure or extend its indebtedness as it becomes due; (k) CCP’s ability and willingness to maintain its qualification as a real estate investment trust in light of economic, market, legal, tax and other considerations; (l) final determination of CCP’s taxable net income for the year ended December 31, 2016 and for current and future years; (m) the ability and willingness of CCP’s tenants to renew their leases with CCP upon expiration of the leases, CCP’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event CCP exercises its right to replace an existing tenant, and obligations, including indemnification obligations, CCP may incur in connection with the replacement of an existing tenant; (n) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in CCP’s leases and on CCP’s earnings; (o) CCP’s ability and the ability of its tenants and borrowers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (p) the impact of increased operating costs and uninsured professional liability claims on CCP’s or its tenants’ or borrowers’ liquidity, financial condition and results of operations, and the ability of CCP and its tenants and borrowers to accurately estimate the magnitude of those costs and claims; (q) consolidation in the healthcare industry resulting in a change of control of, or a competitor’s investment in, one or more of CCP’s tenants or borrowers or significant changes in the senior management of CCP’s tenants or borrowers; (r) the impact of litigation or any financial, accounting, legal or regulatory issues, including government investigations, enforcement proceedings and punitive settlements, that may affect CCP or its tenants or borrowers; and (s) changes in accounting principles, or their application or interpretation, and CCP’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on CCP’s earnings.  Many of these factors are beyond the control of CCP and its management.

Contact:

Lori B. Wittman

Executive Vice President and Chief Financial Officer

lwittman@carecapitalproperties.com

312.881.4702

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